Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact: Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

ELECTRO RENT CORPORATION DECLARES
REGULAR QUARTERLY CASH DIVIDEND

VAN NUYS, Calif. – March 7, 2012 – Electro Rent Corporation (NASDAQ:ELRC) announced today that its Board of Directors has declared a regular quarterly cash dividend of $0.20 per common share. The dividend will be paid on April 10, 2012 to shareholders of record as of March 20, 2012.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

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